#58619

                                 SUB-ITEM 77D

                              MFS SERIES TRUST I
                                on behalf of:
                      MFS GLOBAL TELECOMMUNICATIONS FUND

GTF added to its Principal Investment Strategies the ability to engage in short sales, as described in the May 1, 2001 Supplement to the Prospectus, as filed under Rule 497(e) (File Nos. 33-7638 and 811-4777) with the Securities and Exchange Commission via EDGAR on May 1, 2001. Such description is hereby incorporated by reference.